                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE

                         7 3/8% SERIES B NOTES DUE 2003
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 3/8% NOTES DUE 2003

                         7 3/4% SERIES B NOTES DUE 2006
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 3/4% NOTES DUE 2006

                         7 7/8% SERIES B NOTES DUE 2009
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             7 7/8% NOTES DUE 2009

                                       OF
                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

To Registered Holders and The Depository
  Trust Company Participants:

    Enclosed are the materials listed below relating to the offer by R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the "Company"), to exchange its 7 3/8% Series B Notes due 2003 for a like principal amount of its issued and outstanding 7 3/8% Notes due 2003, its 7 3/4% Series B Notes due 2006 for a like principal amount of its issued and outstanding 7 3/4% Notes due 2006 and its 7 7/8% Series B Notes due 2009 for a like principal amount of its issued and outstanding 7 7/8% Notes due 2009, pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms
and subject to the conditions set forth in the Prospectus, dated       , 1999 of
the Company and R.J. Reynolds Tobacco Company, a New Jersey corporation (the "Guarantor"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"). The Series B Notes are hereinafter referred to as the "New Notes" and the issued and outstanding Notes referred to above are hereinafter referred to as the "Old Notes."

    Enclosed herewith are copies of the following documents:

    1.  Prospectus dated         , 1999;

    2.  Letter of Transmittal;

    3.  Notice of Guaranteed Delivery;

    4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

    5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       , 1999, UNLESS
EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

    Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company and the Guarantor that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

    The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

    Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,
                                          THE BANK OF NEW YORK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF R.J. REYNOLDS TOBACCO HOLDINGS, INC., R.J. REYNOLDS TOBACCO COMPANY OR THE BANK OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.